                                                                    Exhibit 99.5


                            CELL THERAPEUTICS, INC.
                           1994 EQUITY INCENTIVE PLAN

                        INCENTIVE STOCK OPTION AGREEMENT
                        --------------------------------


     THIS AGREEMENT is entered into as of grantdate~, between CELL THERAPEUTICS, INC., a Washington State corporation (the "Company"), and firstname~ name~ (the "Optionee").

                                    RECITALS
                                    --------

     A. The Company has approved and adopted the Cell Therapeutics, Inc., 1994 Equity Incentive Plan (the "Plan"), pursuant to which the Plan administrator (the "Committee") is authorized to grant to employees of the Company and to other persons in the Company's service selected by the Committee, options to purchase common stock, without par value, of the Company (the "Common Stock"); and

     B. The option granted hereunder is intended to be an Incentive Stock Option which meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").


                                   AGREEMENT
                                   ---------

     NOW, THEREFORE, the Company hereby grants to Optionee the option to purchase, upon the terms and conditions set forth herein and in the Plan, shares~ shares of Common Stock (the "Option").

     1.    EXERCISE PRICE.
           ---------------

     The exercise price for the Option shall be optionprice~ per share.

     2.    VESTING SCHEDULE.
           -----------------

     The Option shall not be exercisable until it has vested. The Option shall vest according to the following schedule:


                           Number of Options
Vesting Date             Eligible for Exercise  Vesting Type
-----------------------  ---------------------  ------------

          p1vestdate~    p1shares~              p1vesttype~
          p2vestdate~    p2shares~              p2vesttype~
          p3vestdate~    p3shares~              p3vesttype~
          p4vestdate~    p4shares~              p4vesttype~

     3.   OPTION NOT TRANSFERABLE.
          -----------------------

     The Option is not assignable or transferable, either voluntarily or by operation of law, except by will or the laws of descent and distribution of the state or country of Optionee's domicile at the time of death and may be exercised, during Optionee's lifetime, only by Optionee.

     4.   COMPLIANCE WITH SECURITIES LAWS.
          -------------------------------

     By accepting the Option, Optionee represents and agrees for himself/herself and all persons who acquire rights in the Option through Optionee, that none of the shares of Common Stock purchased upon exercise of the Option will be distributed in violation of applicable federal and state laws and regulations. If requested by the Company, Optionee shall furnish evidence satisfactory to the Company (including a written and signed representation letter and a consent to be bound by all transfer restrictions imposed by applicable law, legend condition or otherwise) to that effect, prior to delivery of the purchased shares of Common Stock.

     5.   TERMINATION OF OPTION.
          ---------------------

     A vested Option shall terminate, to the extent not previously exercised, upon the occurrence of one of the following events:

     (i) ten (10) years from the date of grant; or p1expiredate~;

     (ii) the expiration of three (3) months from the date of Optionee's termination of employment with the Company for any reason other than death or because Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) (unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option); or

     (iii) the expiration of one (1) year from the date of death of Optionee or the cessation of employment of Optionee from the Company because Optionee becomes disabled (within the meaning of Section 22(e)(3) of the Code) (unless the exercise period is extended by the Committee until a date not later than the expiration date of the Option).

     If Optionee's employment is terminated from the Company by death, any Option held by Optionee shall be exercisable only by the person or persons to whom such Optionee's rights under such Option shall pass by Optionee's will or by the laws of descent and distribution of the state or country of Optionee's domicile at the time of death.

     Each unvested Option granted pursuant hereto shall terminate upon Optionee's termination of employment or service with the Company, for any reason whatsoever, including death or disability.

     7.   CHANGES IN CAPITAL STRUCTURE
          ----------------------------

     Except with respect to transactions referred to in paragraph 13 of the Plan, if the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of kind of shares or other securities of the Company or of another corporation by reason of any recapitalization, reclassification, stock split, combination of shares or stock dividend, the number and kind of shares and Option price shall be proportionately adjusted as set forth in paragraph 11 of the Plan.

     8.   EXERCISE OF OPTION.
          ------------------

     Each exercise of the Option shall be by means of delivery of a notice of election to exercise (which may be in the form attached hereto as Exhibit "A") to the Treasury Operations Department of the Company at its principal executive office, specifying the number of shares of Common Stock to be purchased and accompanied by payment in any of the following forms: (i) certified or cashier's bank check payable to the order of the Company, (ii) transfer of immediately available federal funds, (iii) shares of Common Stock held by Optionee (or any other person or persons exercising the Option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at fair market value as determined pursuant to paragraph 6
(b) (iv) of the Plan or (v) through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the Option) shall concurrently provide irrevocable instructions (A) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

     If other than Optionee, any person or persons exercising the Option shall furnish to the Company appropriate documentation that such person or persons have the right to exercise the Option.

     9.   OPTIONEE ACKNOWLEDGMENTS.
          ------------------------

     Optionee acknowledges that he or she has read and understands the terms of this Incentive Stock Option Agreement and the Plan, and that:

          (a) The issuance of shares of Common Stock pursuant to the exercise of the Option, and any resale of the shares of Common Stock, may only be effected in compliance with applicable state and federal laws and regulations, and that Optionee may be required to execute and deliver representations and warranties to that effect prior to the exercise of any portion of the Option;

          (b) Optionee is not entitled to any rights as a shareholder with respect to any shares of Common Stock issuable hereunder until Optionee becomes a shareholder of record;

          (c) The shares of Common Stock subject hereto may be adjusted in the event of certain changes in the capital structure of the Company or for any other reason required or permitted by the Plan;

          (d) As a condition to the exercise of the Option, Optionee shall make such arrangements as the Committee requires for the satisfaction of any federal, state or local withholding tax obligations; and

          (e) This Agreement does not constitute an employment agreement nor does it entitle Optionee to any specific employment or contractual relationship or to any employment or contractual relationship for a period of time, and that Optionee's continued employment with the Company, if any, shall be at will and is subject to termination in accordance with the Company's prevailing policies and any other agreement between the Optionee and the Company.

     10.  PROFESSIONAL ADVICE.
          -------------------

     The acceptance and exercise of the Option and the sale of Common Stock issued pursuant to the exercise of the Option may have consequences under federal and state tax and securities laws which may vary depending on the individual circumstances of Optionee. Accordingly, Optionee acknowledges that Optionee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and Optionee's dealings with respect to the Option or the Common Stock.

     11.  NOTICES.
          -------

Any notice required or permitted to be made or given hereunder shall be mailed or delivered personally to the addresses set forth below, or as changed from time-to-time by written notice to the other:

     If to the Company:          Cell Therapeutics, Inc.
                                 201 Elliott Avenue West, Suite 400
                                 Seattle, Washington 98119
                                 Attn.:  Legal Affairs Dept.

     If to the Optionee:         firstname~ name~
                                 address1~
                                 address2~
                                 address3~
                                 address4~

     12.  AGREEMENT SUBJECT TO PLAN.
          -------------------------

     The Option and this Agreement evidencing and confirming the same are subject to the terms and conditions set forth in the Plan in any amendments to the Plan existing now or in the future, which terms and conditions are incorporated herein by reference. A copy of the official Plan Summary and Prospectus describing the principal terms of the Plan has been delivered to Optionee. Should any conflict exist between the provisions of the Plan, as amended from time to time and as described in such Prospectus, and those of this Agreement, the provisions of the Plan shall govern and control. This agreement and the Plan comprise the entire understanding between the Company and Optionee with respect to the Option and shall be construed and enforced under the Laws of the State of Washington.

     13.  OPTIONS IN EXCESS OF ANNUAL LIMIT.
          ---------------------------------

     The aggregate fair market value (determined at the date of grant) of the share of common stock with respect to which Incentive Stock Options are exercisable for the first time by Optionee during any calendar year (granted under the Plan and any other Incentive Stock Options plans (within the meaning of Section 422 of the Code) of the Company, related corporations or a predecessor corporation) shall not exceed $100,000, or such other limit as may be prescribed by the Code as it may be amended from time to time. Any portion of the Option which exceeds Optionee's annual limit shall not be void but rather shall automatically be deemed Nonstatutory stock options (i.e. stock options that do not qualify under Section 422 of the Code).


                                 CELL THERAPEUTICS, INC.

                                 COMPANY

                                 BY:
                                    -------------------------------------
                                 ITS:
                                     ------------------------------------

                                 OPTIONEE

                                 BY:
                                    -------------------------------------
                                      firstname~ name~

                                 Social Security No.
                                                    ---------------------

                                  EXHIBIT "A"

                         NOTICE OF ELECTION TO EXERCISE
                         ------------------------------


     This Notice of Election to Exercise shall constitute proper notice pursuant to Section 6(g) of the Cell Therapeutics, Inc. 1994 Equity Incentive Plan (the "Plan") and Section 7 of that certain Incentive Stock Option Agreement (the
"Agreement") dated as of                      between Cell Therapeutics, Inc.
                         --------------------
(the "Company") and the undersigned.

     The undersigned hereby elects to purchase                         shares of
                                               -----------------------
the Company's Common Stock (the "Purchased Shares"), at a purchase price of
$         per share, for aggregate consideration of $                   (the
 --------                                            ------------------
"Aggregate Exercise Price"), pursuant to that certain option granted to the undersigned under the Agreement and in accordance with the terms and conditions set forth in the Agreement and the Plan. Such Aggregate Exercise Price, in the form specified in Section 7 of the Agreement, accompanies this Notice. Alternatively, the undersigned may utilize the special broker-dealer sale and remittance procedure specified in Section 7 of the Agreement to effect payment of the Aggregate Exercise Price. The undersigned desires to complete this
transaction on the following date:                       .
                                   ----------------------


     The undersigned has executed this Notice this        day of
                          .                        ------
--------------------------


                                 ---------------------------------------
                                 firstname~ name~


                                 ---------------------------------------
                                 Social Security Number